                                                                   EXHIBIT 10.39



                            TERM LOAN PROMISSORY NOTE

$2,500,000.00                 Hartford, Connecticut             October 26, 1995
--------------------------------------------------------------------------------

     FOR VALUE RECEIVED, INFORMATION MANAGEMENT ASSOCIATES, INC., a Connecticut corporation ("IMA"), and INFORMATION MANAGEMENT ASSOCIATES LIMITED, a company registered in England ("IMA Limited" and together with IMA, "Maker"), jointly and severally (subject to the limitations on the liability of IMA Limited contained herein) promise to pay to the order of PEOPLE'S BANK, a Connecticut banking corporation (the "Bank" and together with any subsequent holder of this Note, "Holder"), at its chief executive office at 850 Main Street, Bridgeport, Connecticut 06604-4913, or at such other place as may be designated in writing from time to time by Holder, the principal sum of Two Million, Five Hundred Thousand and 00/100 Dollars ($2,500,000.00), together with interest accruing on the unpaid balance of the indebtedness evidenced by this Note at a fixed rate per annum equal to eleven percentage (11.00%) (the "Contract Rate"). Interest shall be charged on the principal balance from time to time outstanding on the basis of the actual number of days elapsed computed on the basis of a three hundred sixty (360) day year. Upon the occurrence of an Event of Default under the Loan Agreement (as defined below), all sums outstanding hereunder shall bear interest at a rate which is two (2) percentage points above the otherwise applicable rate hereunder. The principal amount of the indebtedness evidenced by this Note has been advanced by Holder to Maker on the date of this Note (the "Closing Date") pursuant to the terms of a Loan and Security Agreement dated October 26, 1995, among Maker and Holder (the "Loan Agreement"), and this Note is subject in all respects to the terms and conditions of the Loan Agreement. Defined terms not otherwise defined in this Note shall have the meanings ascribed to such terms in the Loan Agreement.

     For the period from the Closing Date through the last day of the 24th month following the date of this Note (the "Interest Only Period"), interest only, calculated in arrears at the Contract Rate, shall be due and payable by Maker to Holder. Payments hereunder shall commence on January 1, 1996, and interest only shall continue to be due and payable by Maker to Holder on each April 1, July 1, October 1 and January 1 thereafter through the Interest Only Period.

     Commencing on November 1, 1997 and continuing on the first day of each month thereafter through the Term Loan Maturity Date (as defined below), monthly payments of principal in the amount of $41,667.00 each, plus interest calculated in arrears at Contract Rate, shall be due and payable by Maker to Holder.

     As additional consideration for the extension of credit to Maker by Holder as evidenced by this Note, Maker hereby agrees to pay to Holder, in addition to scheduled payments of interest calculated at the Contract Rate and principal as described herein, an additional payment (herein referred to as "Additional Interest"), which shall be determined as follows:


        Period During which Indebtedness      Total Additional Interest
        Evidenced by this Note is Paid        Accrued and Payable upon
        in Full                               Payment of Indebtedness in
        --------------------------------      Full
                                              --------------------------
        November 1, 1995 through
        April 30, 1996                                $100,000.00

        May 1, 1996 through
        October 31, 1996                              $200,000.00

        November 1, 1996 through
        April 30, 1997                                $325,000.00

        May 1, 1997 through
        October 31, 1997                              $450,000.00

     For the period from and after November 1, 1997 through the date the indebtedness evidenced by this Note is paid in full, Additional Interest, calculated on the average outstanding principal balance of this Note for the six calendar month period immediately preceding the date of determination, shall accrue at a fixed per annum rate equal to nine percent (9.00%).

     If the indebtedness evidenced by this Note is paid in full on or before October 31, 1998, Maker shall pay to Holder on the date of such repayment in full, in addition to the outstanding principal balance of the indebtedness evidenced by this Note and any accrued but unpaid interest thereon calculated at the Contract Rate, the amount of Additional Interest payable pursuant to the terms set forth above.

     If the indebtedness evidenced by this Note is not paid in full on or before October 31, 1998, then Maker shall pay to Holder on November 1, 1998 (the "Scheduled Additional Interest Payment Date"), in addition to the scheduled monthly payment of principal and interest calculated at the Contract Rate, Additional Interest in an amount equal to the sum of (i) $450,000.00, plus
(ii) Additional Interest for the period from November 1, 1997 through October 31, 1998 calculated pursuant to the terms set forth above.

     Additional Interest shall continue to accrue after the Scheduled Additional Interest Payment Date pursuant to the terms set forth above, and shall be payable on the earlier of (i) the date of payment in full of the indebtedness evidenced by this Note, or (ii) the scheduled Term Loan Maturity Date.

     If repayment of the indebtedness evidenced by this Note is accelerated after the occurrence of an Event of Default, Additional Interest shall continue to accrue pursuant to the terms set forth above until repayment of said indebtedness in full.

     The outstanding principal balance of the indebtedness evidenced by this Note, any accrued but unpaid interest thereon and other sums due and payable pursuant to the Loan Documents, including, without limitation Additional Interest, shall be due and payable on the date (the "Term Loan Maturity

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

Date") which is the earlier to occur of (i) the last day of the 84th month following the Closing Date, (ii) the date of closing of an Initial Public Offering, or (iii) the date repayment of the indebtedness evidenced by this Note is accelerated after the occurrence of an Event of Default.

     The outstanding principal balance of the indebtedness evidenced by this Note may be prepaid in whole or in part at any time, without additional cost or premium. If the indebtedness evidenced by this Note is prepaid in full prior to the scheduled Term Loan Maturity Date, Maker shall also pay to Holder on the date of such prepayment the amount of Additional Interest due pursuant to the terms set forth above. Provided no Event of Default has occurred, Holder shall apply all partial prepayments under this Note to accrued but unpaid interest calculated at the Contract Rate, then to principal, and then to Additional Interest.

     Maker further jointly and severally (subject to the limitations on the liability of IMA Limited contained herein) promises to pay to Holder, on demand, in addition to said principal sum, interest calculated at the Contract Rate and Additional Interest, all taxes assessed upon this Note (excluding income taxes) or on any collateral securing the same, all taxes, assessments and insurance premiums upon all property securing the payment of this Note, and all reasonable costs and expenses, including, without limitation, attorneys' fees, incurred by Holder in the collection of this Note or in foreclosing any security interest securing the same or in sustaining the lien of any such security interest.

     In the event any scheduled installment of principal, interest calculated at the Contract Rate or Additional Interest is paid more than fifteen (15) days after its due date, without in any way affecting Holder's right to accelerate this Note, a late charge equal to five percent (5%) of the late installment shall be assessed against Maker and shall be payable by Maker to Holder upon demand.

     Notwithstanding any provisions of this Note, it is the understanding and agreement of Maker and Holder that the Contract Rate to be paid by Maker to Holder shall not exceed the highest or maximum rate of interest permissible to be charged by a lender such as Holder to a commercial borrower such as Maker under the laws of the State of Connecticut. Any amount representing interest calculated at the Contract Rate paid in excess of such rate shall be considered to have been payments in reduction of principal.

     Maker hereby grants to Holder a lien on and a right of set-off against all monies, deposits and securities and the proceeds thereof, now or hereafter held or received by, or in transit to, Holder from or for Maker, whether for safekeeping, pledge, custody, transmission, collection or otherwise, and all deposits (general or special), balances, sums and credits with and all claims of Maker against Holder at any time existing. Holder may at any time apply the same or any part thereof to the Obligations, or any part thereof, whether or not matured at the time of such application.

     MAKER AND HOLDER HEREBY WAIVE TRIAL BY JURY IN ANY COURT AND IN ANY SUIT, ACTION OR PROCEEDING ON ANY MATTER ARISING IN CONNECTION WITH OR IN ANY WAY RELATED TO THE FINANCING TRANSACTIONS OF WHICH THIS NOTE IS A PART AND/OR THE ENFORCEMENT OF ANY OF HOLDER'S RIGHTS AND REMEDIES. MAKER ACKNOWLEDGES THAT IT MAKES THIS WAIVER KNOWINGLY, VOLUNTARILY AND ONLY AFTER EXTENSIVE CONSIDERATION OF THE RAMIFICATIONS OF THIS WAIVER WITH ITS ATTORNEYS.

     MAKER AND EACH AND ALL ENDORSERS, GUARANTORS AND SURETIES OF THIS NOTE ACKNOWLEDGE THAT THE INDEBTEDNESS EVIDENCED BY THIS NOTE IS PART OF A COMMERCIAL TRANSACTION AND WAIVE THEIR RIGHTS TO NOTICE AND HEARING UNDER CHAPTER 903a OF THE

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

CONNECTICUT GENERAL STATUTES, OR AS OTHERWISE ALLOWED BY ANY STATE,
REGIONAL, FEDERAL OF FOREIGN LAW WITH RESPECT TO ANY PREJUDGMENT REMEDY WHICH HOLDER MAY DESIRE TO USE, and further waive diligence, demand, presentment for payment, notice of nonpayment, protest and notice of protest, and notice of any renewals or extensions of this Note, and all rights under any statute of limitations, and all endorsers, guarantors and sureties agree that the time for payment of this Note may be extended at Holder's sole discretion, without impairing their liability thereon, and further consent to the release of all or any part of the security for the payment hereof, at the discretion of Holder, or the release of any party liable for this obligation without affecting the liability of the other parties hereto.

     The obligations and liabilities of each Maker under this Note shall in all respects be deemed to be joint and several obligations and liabilities; provided, however, the liability of IMA Limited for the repayment of the
--------  -------
Obligations shall be limited to an amount equal to the greater of (i) the aggregate amount of Qualified Accounts of IMA Limited represented on a request for an advance, and (ii) the aggregate value of the IMA Limited collateral on the date an Event of Default occurs, such value to be determined by Holder in the exercise of its reasonable discretion; provided, however, that the foregoing
                                           --------  -------
provisions shall not (i) release or impair the Obligations, (ii) affect or limit the right of Holder to pursue all rights and remedies or otherwise realize on any Collateral, or (iii) limit the liability of IMA or each and all endorsers, guarantors and sureties of this Note.

     This Note shall be governed by and construed in accordance with the laws of the State of Connecticut.

                                           INFORMATION MANAGEMENT
                                           ASSOCIATES, INC.


                                           By: /s/ Gary R. Martino
                                              -------------------------
                                              Its Chairman & CFO



                                           INFORMATION MANAGEMENT
                                           ASSOCIATES LIMITED


                                           By: /s/ Gary R. Martino
                                              -------------------------
                                              Its Director

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

STATE OF CONNECTICUT
                                  ss. Hartford
COUNTY OF HARTFORD

     On this 26th day of October, 1995, personally appeared Gary R. Martino
                                                            ---------------
as Chairman of Information Management Associates, Inc., a Connecticut
   --------
corporation, signer and sealer of the foregoing instrument, and acknowledged the same to be his free act and deed and the free act and deed of said corporation, before me.

                       [SIGNATURE APPEARS HERE]
                       ----------------------------------
                       Commissioner of the Superior Court

STATE OF CONNECTICUT
                                  ss. Hartford
COUNTY OF HARTFORD

     On this 26th day of October, 1995, personally appeared Gary R. Martino
                                                            ---------------
as Director of Information Management Associates Limited, a company registered
   --------
in England, signer and sealer of the foregoing instrument, and acknowledged the same to be his free act and deed and the free act and deed of said company, before me.




                       [SIGNATURE APPEARS HERE]
                       ----------------------------------
                       Commissioner of the Superior Court

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